AMENDMENT TO

SCHEDULE A

ADVISORY FEE WAIVER AGREEMENT

THIS SCHEDULE A lists the Funds and their respective Waiver Amounts, as well as the effective date and termination date for each Waiver Amount, established pursuant to the Advisory Fee Waiver Agreement.

LVIP FUND NAME	ADVISORY FEE WAIVER		AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
Lincoln Nasdaq-100 Fund	0.23 0.00	% %	First $50M Over $50M	May 1, 2026	April 30, 2027
Lincoln Hedged S&P 500 Conservative Fund	0.12%		All Fund assets	May 1, 2026	April 30, 2027
Lincoln Hedged S&P 500 Fund	0.12%		All Fund assets	May 1, 2026	April 30, 2027
LVIP AllianceBernstein Large Cap Growth Fund	0.065%		All Fund assets	May 1, 2026	April 30, 2027
LVIP American Balanced Allocation Fund	0.04%		All Fund assets	May 1, 2026	April 30, 2027
LVIP American Century Select Mid Cap Managed Volatility Fund	0.030%		All Fund assets	May 1, 2026	April 30, 2027
LVIP American Growth Allocation Fund	0.035%		All Fund assets	May 1, 2026	April 30, 2027
LVIP American Income Allocation Fund	0.04%		All Fund assets	May 1, 2026	April 30, 2027
LVIP American Preservation Fund	0.07%		All Fund assets	May 1, 2026	April 30, 2027
LVIP Baron Growth Opportunities Fund	0.11 0.16	% %	Up to $250M $250M-$500M
	0.21%		$500M - $700M	May 1, 2026	April 30, 2027
	0.22%		$700M - $750M
	0.27%		Over $750M
LVIP BlackRock Dividend Value Managed Volatility Fund	0.125 0.160	% %	First $750M Over $750M	May 1, 2025	August 30, 2027
LVIP BlackRock Equity Dividend Fund	0.020%		All Fund assets	May 1, 2026	April 30, 2027
LVIP BlackRock Global Allocation Managed Risk Fund*	0.075%		All Fund assets	May 1, 2026	April 30, 2027
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund	0.005%		All Fund assets	May 1, 2026	April 30, 2027
LVIP BlackRock Real Estate Fund	0.02 0.01 0.00	% % %	First $250M $250M - $750M Over 750M	May 1, 2026	April 30, 2027
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund	0.005%		All Fund assets	May 1, 2026	April 30, 2027

LVIP FUND NAME	ADVISORY FEE WAIVER		AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP Blended Large Cap Growth Managed Volatility Fund	0.165 0.115 0.11	% % %	First $100M Next $400M Next $ 1.5B	May 1, 2026	April 30, 2027
	0.095%		Over $ 2B
LVIP Blended Mid Cap Managed Volatility Fund	0.005%		All Fund assets	May 1, 2026	April 30, 2027
LVIP ClearBridge Franklin Select Large Cap Managed Volatility Fund	0.035%		All Fund assets	May 1, 2026	April 30, 2027
LVIP Dimensional U.S. Core Equity 1 Fund	0.01%		All Fund assets	May 1, 2026	April 30, 2027
LVIP Dimensional U.S. Equity Managed Volatility Fund	0.005%		All Fund assets	May 1, 2026	April 30, 2027
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund*	0.625%		All Fund assets	May 1, 2026	April 30, 2027
LVIP Fidelity Institutional AM® Total Bond Fund	0.030%		All Fund assets	May 1, 2026	April 30, 2027
LVIP Global Equity Managed Volatility Fund	0.030%		All Fund assets	May 1, 2026	April 30, 2027
LVIP Franklin Templeton Multi-Factor Emerging Markets Equity Fund	0.065 0.025 0.005	% % %	Up to $50M $50M - $100M $100M - $500M	May 1, 2026	April 30, 2027
LVIP Franklin Templeton Multi-Factor International Equity Fund	0.07 0.01	% %	Up to $50M $50M - $500M	May 1, 2026	April 30, 2027
LVIP Franklin Templeton Multi-Factor Large Cap Equity Fund	0.08 0.015	% %	Up to $50M $50M - $500M	May 1, 2026	April 30, 2027
LVIP Franklin Templeton Multi-Factor SMID Cap Equity Fund	0.065%		Up to $50M	May 1, 2026	April 30, 2027
LVIP Global Aggressive Growth Allocation Managed Risk Fund	0.005%		All Fund assets	May 1, 2026	April 30, 2027
LVIP Global Conservative Allocation Managed Risk Fund	0.01%		All Fund assets	May 1, 2026	April 30, 2027
LVIP Global Growth Allocation Managed Risk Fund	0.01%		All Fund assets	May 1, 2026	April 30, 2027

LVIP FUND NAME	ADVISORY FEE WAIVER		AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP Global Moderate Allocation Managed Risk Fund	0.015%		All Fund assets	May 1, 2026	April 30, 2027
LVIP Government Money Market Fund	0.00 0.01 0.02	% % %	First $500M Next $500M Over $1B	May 1, 2026	April 30, 2027
LVIP JPMorgan High Yield Fund	0.00 0.05	% %	First $150M Over $150M	May 1, 2026	April 30, 2027
LVIP JPMorgan Retirement Income Fund	0.45%		All Fund assets	May 1, 2026	April 30, 2027
LVIP JPMorgan Select Mid Cap Managed Volatility Fund	0.015%		All Fund assets	May 1, 2026	April 30, 2027
LVIP JPMorgan Short Duration Bond Fund	0.06%		All Fund assets	May 1, 2026	April 30, 2027
LVIP MFS International Growth Fund	0.11 0.10	% %	First $400M Over $400M	May 1, 2026	April 30, 2027
LVIP MFS Value Fund	0.04%		All fund assets	May 1, 2026	April 30, 2027
LVIP Nomura Diversified Floating Rate Fund	0.03 0.05	% %	First $2B Over $2B	May 1, 2026	April 30, 2027
LVIP Nomura High Yield Fund, previously	0.00%		First $100M	April 1, 2026	April 30, 2027
LVIP Macquarie High Yield Fund	0.05%		Over $100M
LVIP Mondrian Global Income Fund	0.1025 0.1125 0.1225 0.1375	% % % %	First $350M $350M to $525M $525M to $700M Over $700M	May 1, 2025	April 30, 2027
LVIP Mondrian International Value Fund	0.015 0.010	% %	First $1B Over $1B	May 1, 2026	April 30, 2027
LVIP Multi-Manager International Equity Managed Volatility Fund *	0.665%		All Fund assets	May 1, 2026	April 30, 2027
LVIP PIMCO Low Duration Bond Fund	0.050 0.075	% %	First $500M Over $500M	May 1, 2026	April 30, 2027
LVIP State Street Bond Index Fund	0.08 0.122 0.152 0.157 0.162	% % % % %	First $500M Next $1.5B Next $500M Next $2.5B Over $5.0B	May 1, 2026	April 30, 2027

LVIP FUND NAME	ADVISORY FEE WAIVER		AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP State Street Global Tactical Allocation Managed Volatility Fund	0.10%		All Fund assets	May 1, 2026	April 30, 2027
LVIP State Street International Index Fund	0.097 0.145	% %	Up to $1B Over $1B	May 1, 2026	April 30, 2027
LVIP State Street International Managed Volatility Fund	0.005%		All Fund assets	May 1, 2026	April 30, 2027
LVIP State Street Large Cap Managed Volatility Fund	0.005%		All Fund assets	May 1, 2026	April 30, 2027
LVIP State Street Mid Cap Index Fund	0.005 0.010	% %	Up to $1.5B Over $1.5B	May 1, 2026	April 30, 2027
LVIP State Street S&P 500 Index Fund	0.002%		Up to $1B	May 1, 2026	April 30, 2027
LVIP State Street Small-Cap Index Fund	0.005 0.010 0.015	% % %	Up to $500M Next $1B Over $1.5B	May 1, 2026	April 30, 2027
LVIP State Street SMID Cap Managed Volatility Fund	0.005%		All Fund assets	May 1, 2026	April 30, 2027
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.05%		Over $750M	May 1, 2026	April 30, 2027
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund	0.015%		All Fund assets	May 1, 2026	April 30, 2027
LVIP U.S. Growth Allocation Managed Risk Fund	0.01%		All Fund assets	May 1, 2026	April 30, 2027
LVIP Vanguard Domestic Equity ETF Fund	0.05%		All Fund assets	May 1, 2026	April 30, 2027
LVIP Vanguard International Equity ETF Fund	0.05%		All Fund assets	May 1, 2026	April 30, 2027
LVIP Wellington SMID Cap Value Fund	0.115 0.075	% %	First $100M Over $100M	May 1, 2026	April 30, 2027

*	The Waiver Amount shall renew automatically for one-year terms unless the Trust and LFI mutually agree to the termination at least 10 days prior to the end of the then current term.

The parties hereto have caused this Amendment to be signed by their duly authorized officers as of March 26, 2026, and effective in accordance with the dates noted above.

LINCOLN FINANCIAL INVESTMENTS		LINCOLN VARIABLE INSURANCE
CORPORATION		PRODUCTS TRUST, on behalf of each of its Funds
listed on Schedule A

By:	/s/ Gordon Huellmantel	By:	/s/ James Hoffmayer
Name: Gordon Huellmantel		Name: James Hoffmayer
Title: Senior Vice President		Title: Vice President & Chief Accounting Officer